Exhibit 4.2

Summary of the attached agreement:

The Bahuerachi property was subject to an option agreement with a Mexican national, (the "Optionor"). At July 31, 2006 the Company held a 95% interest in the property. Pursuant to an option agreement with a Mexican national, (the "Optioner"), the remaining 5% property interest was convertible by the Company into a 10% net profits interest, which could be purchased by the Company for $700,000 US. In October 2006, the Company purchased the 10% net profits interest and finalized all documents required to file its 100% interest in the Bahuerachi 1 claim.

Exhibit 4.2

CONTRATO DE CESIÓN DE DERECHOS MINEROS, CON EFECTOS AL DIA 19 DE MARZO DE 1998, QUE CELEBRAN POR UNA PARTE, EL SEÑOR LUIS PALAFOX JÁUREGUI (EN LO SUCESIVO SE LE DENOMINARA EL "CEDENTE") Y RECURSOS TYLER, S.A. DE C.V., REPRESENTADA POR EL SEÑOR GEORGE WAKEFIELD FENTON, (EN LO SUCESIVO SE DENOMINARA LA "CESIONARIA"), COMPARECIENDO A LA VEZ LA EMPRESA TYLER RESOURCES INC REPRESENTADO POR EL SEÑOR JEAN PIERRE JUTRAS , (EN LO SUCESIVO SE LE DENOMINARA " TYLER RESOURCES ", QUIEN COMPARECE A FIN DE OTORGAR SU CONSENTIMIENTO PARA LA CELEBRACIÓN DEL PRESENTE CONTRATO.

DECLARACIONES

I.- El CEDENTE y la CESIONARIA declaran:

I.1 Que celebraron el Contrato de Reconocimiento de Derechos y Obligaciones y de Promesa de Venta de Derecho Mineros con efectos al día 19 de Marzo de 1998 ("Contrato de Reconocimiento de Derechos y Obligaciones") en virtud del cual el CEDENTE se obligó a ceder a favor de la CESIONARIA el 83.39% (OCHENTA Y TRES PUNTO TREINTA Y NUEVE POR CIENTO) de los Derechos Mineros, según se definen en el mismo. Una copia del contrato de Reconocimiento de Derechos y Obligaciones se agrega al presente contrato como anexo "A" y forma parte integrante del mismo.

I.2 Que el Contrato de Reconocimiento de Derechos y Obligaciones, en la Cláusula Décima Tercera se establece que los Derechos derivados del lote Bahuerachi 2, el cual se describe en el anexo "E" del contrato ya mencionado, también forman parte de los derechos mineros.

II.- EL CEDENTE declara:

II.1 Que es de nacionalidad mexicana;

II.2 Que le fue otorgado el título de la concesión minera de explotación del lote Bahuerachi (en lo sucesivo "Bahuerachi") la cual tiene las siguiente características:

Nombre del Lote	"BAHUERACHI"
Tipo de Concesión Minera	EXPLOTACIÓN
Título y numero	211761, de fecha 27 de Julio/ 2000. Inscrito bajo el acta numero 141, a fojas 71, del Volumen 314 del Libro de Concesiones Mineras, del Registro Público de Minería, en la Cd. De México, Distrito Federal, el 28 de Julio del 2000. deriva de la Concesión Minera de Exploración "BAHUERACHI", Expediente 2091, título No. 192357.

Superficie:	500.0000 hectáreas.
Vigencia:	50 años, renovablés.
Expediente:	1/1.3/00829
Agencia:	Ex –Temoris, Chihuahua.
Ubicación:	Urique, Chihuahua, en terrenos de Agostadero del Ejido Lluvia de Oro, área conocida como Jesús María de Bahuerachi.

II.3 Que Bahuerachi se encuentra libre de cualquier gravamen o limitación de dominio y al corriente en el pago de los impuestos que le corresponden y que en la actualidad la única que lleva a cabo trabajos de exploración en Bahuerachi es la CESIONARIA.

II.4 Que con fundamento en el Contrato de Reconocimiento de Derechos y Obligaciones cederá en los términos del presente contrato a favor de la CESIONARIA el 100% (cien por ciento) de los Derechos Mineros de Explotación derivados del Título de Concesión Minera de Explotación, señalados en la declaración II.2.anterior. No obstante haber firmado con anterioridad un contrato de cesión de Derechos Mineros por el 83.39 % de los mismos, ambas partes acuerdan dejar sin valor este contrato y reconocen que el presente Contrato por el 100% de Cesión de Derechos Mineros es el que prevalecera.

III.- El Representante de la CESIONARIA declara:

III.1 Que en los términos del Contrato de Reconocimiento de Derechos y Obligaciones, la CESIONARIA fué designada por Tyler Resources, Inc. Para adquirir por Cesión los Derechos Mineros Bahuerachi, en los términos y condiciones que se pactarán en el clausulado del presente contrato, según se hace constar en la carta que se agrega al presente contrato como anexo "B" y forma parte integrante del mismo.

III.2 Que a la CESIONARIA le fue otorgado el Título de Concesión Minera de Explotación del lote BAHUERACHI 2 (en lo sucesivo "BAHUERACHI 2") la cual tiene las siguientes características:

BAHUERACHI 2

Nombre del Lote:	"BAHUERACHI 2"
Tipo de Concesión Minera:	Explotación
Título y numero:	215572
Vigencia:	04/03/52
Expediente:	1/1.3/01261
	Inscrito en el Registro Público de Minería, en la Ciudad e México, Distrito Federal, bajo el acta Numero 352, a fojas 176, del volumen 324 del Libro de Concesiones Mineras.
Agencia:	Temoris, Chihuahua, México
Ubicación:	Urique, Chihuahua.

Octavio ... Gastélum ... LA NOTARIA ... NUMERO 81 ... Sonora, México

III.3 Que su Representada esta legalmente constituida conforme a las Leyes de los Estados Unidos Mexicanos en los términos de la Escritura Pública numero 8,353 de fecha 18 de Marzo de 1994, otorgada ante la Fe del Licenciado Gilberto Gutiérrez Quiroz, Notario Público número 81 de la Ciudad de Hermosillo, Sonora, inscrita en el Registro Público del Comercio de la Ciudad de Hermosillo, Sonora, el día 10 de Enero de 1995, bajo el numero 104,864, sección Comercio, volumen 204 y en el Registro Público de Minería el día 09 de Octubre de 1995, bajo el numero 89 a foja 107 vuelta a 108 vuelta, volumen XXXII del Libro de Sociedades Mineras.

III.4 Que la Celebración de este contrato cae dentro de los objetivos sociales de la CESIONARIA.

III.5 Que la CESIONARIA adquirirá por cesión los Derechos Mineros Bahuerachi, en los términos y condiciones que se pactaran en el clausulado del presente contrato; y

III.6 Que la CESIONARIA le tiene conferido los poderes y facultades, necesarios y suficientes, para obligarla en los términos señalados en el clausulado del presente contrato, los cuales no le han sido restringidos, limitados ni revocados en forma alguna a la fecha del presente contrato.

III.7 Que la empresa TYLER RESOURCES INC REPRESENTADA POR EL SEÑOR JEAN PIERRE JUTRAS , comparece en el presente contrato a solicitud suya y a fin de hacer constar su pleno consentimiento y conformidad para la celebración del mismo entre las partes contratantes.

Lic. Octavio ... ez Gastélum ... E DE LA NOTARIA ... A NUMERO 81 ... osillo, Sonora, México.

En virtud de las declaraciones que anteceden, las partes pactan las siguientes;

CLAUSULAS

PRIMERA.- El CEDENTE cede a favor de la CESIONARIA el 100% (cien por ciento) de los Derechos Mineros Bahuerachi, con efectos a partir de la fecha de firma de este contrato. Sin mantener el CEDENTE la regalía del 10% (diez por ciento) del Valor Neto de Producción (NPI) que se mencionó en la misma cláusula QUINTA del Contrato de Reconocimiento de Derechos y Obligaciones (Anexo "A" de este Contrato), por lo que deberá quedar esta sin efectos ni valor legal alguno.

SEGUNDA.- La CESIONARIA reconoce expresamente que no obstante que el Título de Concesión Minera Bahuerachi 2, le fue otorgado únicamente en su favor, lo cual significa que de conformidad con la Ley Mexicana, la CESIONARIA es la dueña del 100% de los Derechos Mineros derivados de dicha concesión, la CESIONARIA reconoce que el CEDENTE tiene derecho al porcentaje de los Derechos Mineros Bahuerachi 2 en los términos del Contrato de Reconocimiento de Derechos y Obligaciones., pese a ello, mediante el presente contrato EL CEDENTE manifiesta su repudiación a tal derecho y su conformidad a no ejercerlo.

TERCERA.- De acuerdo a la cláusula Cuarta del contrato de Reconocimiento de Derechos y Obligaciones (anexo A) las partes del presente Contrato estuvieron de acuerdo en que la CESIONARIA pagara al CEDENTE en forma independiente al pago de la opción que se menciona en la Cláusula segunda del Contrato en cuestión, la cantidad anual de $20,000.00 dls. (veinte mil dólares 00/100 Moneda de los Estados Unidos de América) y la Cesionaria reconoce que dicho pago se modificara a la cantidad de $50,000.00 dls. (cincuenta mil dólares 00/100 Moneda de los Estados Unidos de América), de forma anual a pagarse el día ultimo del mes de Noviembre de cada año hasta la fecha en que se inicie la producción de minerales del lote o hasta el tiempo limite fijado por ambas partes en la carta modificatoria firmada el día 08 de Octubre del 2003. Esta carta contempla un tiempo límite al 21 de Octubre del 2006. Habiéndose incrementado la cantidad de $500,000.00 dls. (quinientos mil dólares 00/100 Moneda de los Estado Unidos de América) a la cantidad de $700,000.00 dls. (setecientos mil dólares 00/100 Moneda de los Estados Unidos de América) para la eventual opción de compra por parte de la CESIONARIA de los derechos que tiene el CEDENTE por su interés del 10% del valor neto de producción en la propiedad minera. Habiendo de esta forma renunciado el CEDENTE al diez por ciento de su participación en las ganancias pactadas en el contrato inicial mencionado al principio de este instrumento y por ende a los pagos anuales de $50,000.00 (cincuenta mil dólares 00/100 Moneda de los Estados Unidos de América).

CUARTA.- El CEDENTE garantiza la existencia y legitimidad de los Derechos Mineros Bahuerachi que cede a la CESIONARIA, y se obliga a mantener en paz y a salvo sus derechos, así como los derechos de sus accionistas, consejeros, funcionarios, sucesores y cesionarios, de cualquier reclamación, acción, demanda, costos, gastos (incluyendo los honorarios razonables de abogados), pérdidas, daños y/o perjuicios sufridos incurridos, derivados de o que resulten por la inexistencia o la legitimidad de los Derechos Mineros Bahuerachi; pero el CEDENTE no se hace responsable de los problemas que pueden afectar a la Concesión por la falta de pago de Derechos Mineros semestrales sobre la Concesión Minera que la CESIONARIA se obliga a pagar la Cláusula DÉCIMA del Contrato de Reconocimiento de Derechos y Obligaciones (Anexo "A"); asi mismo, no se hace responsable por los problemas generados por la CESIONARIA al faltar a las responsabilidades laboral, civil y ambiental, respecto a los trabajos de Exploración o explotación que realice en la Propiedad Minera, obligaciones a las que se comprometió en la Cláusula DÉCIMA QUINTA, así como lo que pueda generar el no cumplir con las inversiones mínimas que contempla la Ley Minera, inversiones especificadas en la Cláusula DÉCIMA SÉPTIMA, Cláusulas éstas dos últimas, del Contrato de Reconocimiento de Derechos y Obligaciones (Anexo "A")

QUINTA.- La CESIONARIA pagará todos los impuestos, derechos y gastos que se causen con motivo de la cesión de los Derechos Mineros Bahuerachi en su favor con excepción del impuesto que al CEDENTE corresponda pagar en los términos de Ley del Impuesto Sobre la Renta.

SEXTA- Si cualquier cláusula o Declaración del presente contrato es declarada invalida o que no puede ser cumplida, dicha cláusula o declaración no afectará la validez y

obligatoriedad de las demás disposiciones del presente contrato, las cuales permanecerán validas y en vigor.

SÉPTIMA.- Cualesquiera cambios y modificaciones que se realicen al presente contrato serán validos únicamente cuando se hagan por escrito firmado por las partes.

Leído y explicado el presente Contrato, fue firmado por las partes en los lugares y en las fechas indicadas más abajo para cada caso.

EL CEDENTE:

SR. ING. LUIS PALAFOX JÁUREGUI

Lugar de Firma:
Fecha de Firma:

SRA. NORA ALICIA FÉLIX ECHAVE DE PALAFOX

Lugar de Firma:
Fecha de Firma:

LA CESIONARIA:

RECURSOS TYLER, S.A. DE C.V.

Por:
Nombre: G. WAKEFIELD FENTON
Cargo: Secretaria
Lugar de Firma:
Fecha de Firma:

TYLER RESOURCES , INC .

Por:
Nombre : Jean Pierre Jutras
Cargo : Presidente
Lugar de Firma :
Fecha de Firma :

Lic. Octavio Gutiérrez Gastélum
SUPLENTE DE LA NOTARIA PUBLICA NUMERO 81
Hermosillo, Sonora, México.